Exhibit 99.2

tw telecom holdings inc. Commences Tender Offer and Consent Solicitation
for Its 8% Senior Notes Due 2018
LITTLETON, Colo. - August 12, 2013 - tw telecom inc. (NASDAQ: TWTC), today announced that its subsidiary tw telecom holdings inc. (the "Company") has commenced a cash tender offer, on the terms and subject to the conditions set forth in the Company's Offer to Purchase and Consent Solicitation Statement dated August 12, 2013 (the "Offer to Purchase"), for any and all of its outstanding 8% senior notes due 2018 (the "Notes").
The Company is also soliciting consents to certain proposed amendments to the indenture governing the Notes to, among other things, eliminate substantially all of the restrictive covenants and certain events of default.
The tender offer documents more fully set forth the terms of the tender offer and consent solicitation. The Notes and other information relating to the tender offer are listed in the table below:

CUSIP/ISIN No.	Title of Security	Principal Amount Outstanding	Tender Offer Consideration (1)	Consent Payment (2)	Total Consideration (1)
87311XAB4/ US87311XAB47	8% Senior Notes due 2018	$430,000,000	$1,047.79	$30.00	$1,077.79
(1) Per $1,000 principal amount of Notes and excluding accrued and unpaid interest, which will be paid in addition to the Total Consideration or Tender Offer Consideration, as applicable.
(2) Per $1,000 principal amount of Notes tendered prior to the Consent Time (as defined below).
Holders who validly tender their Notes prior to 5:00 p.m., New York City time, on Friday, August 23, 2013 (the "Consent Time") will receive total consideration of $1,077.79 per $1,000 principal amount of Notes tendered, which includes a consent payment of $30.00 per $1,000 principal amount of Notes. Holders must validly tender and not validly withdraw their Notes at or prior to the Consent Time in order to be eligible to receive the total consideration (including the consent payment).
The tender offer is scheduled to expire at 11:59 p.m., New York City time, on Monday, September 9, 2013, unless extended or earlier terminated by the Company (the "Expiration Time").
Holders tendering their Notes after the Consent Time but before the Expiration Time will receive the tender offer consideration of $1,047.79 per $1,000 principal amount of Notes tendered.
The Company will pay accrued and unpaid interest on all Notes tendered and accepted for payment in the tender offer from the last interest payment date prior to such acceptance to, but not including, the date on which the Notes are purchased.
Tendered Notes may be withdrawn at any time on or prior to 5:00 p.m., New York City time, on Friday, August 23, 2013, unless extended by the Company (the "Withdrawal Deadline").

Holders may not tender their Notes without delivering their consents to the proposed amendments to the indenture and the Notes and may not deliver their consents without tendering their Notes pursuant to the tender offer. The proposed amendments require the approval of a majority of the aggregate principal amount of the outstanding Notes. If so approved, however, the proposed amendments will not become operative until after the Company has paid the consent payment to all holders that have validly tendered (and not validly revoked) consents on or prior to the Consent Time. Any tender of the Notes prior to the Withdrawal Deadline may be validly withdrawn and consents may be validly revoked at any time prior to the Withdrawal Deadline, but not thereafter except to the extent that the Company is required by law to provide withdrawal rights.
The Company has reserved the right (and expects) to accept for purchase all Notes validly tendered prior to the Consent Time on a date that is promptly after the Consent Time but prior to the Expiration Time (the "Early Settlement Date"). The Early Settlement Date is expected to be Monday, August 26, 2013. On the Early Settlement Date, the Company will also pay accrued and unpaid interest from the last interest payment date for the Notes prior to the Early Settlement Date up to, but not including, the Early Settlement Date on the Notes accepted for purchase.
The Company's obligation to accept for purchase and to pay for Notes validly tendered and not withdrawn pursuant to the tender offer and the consent solicitation is subject to the satisfaction or waiver, in the Company's discretion, of certain conditions, which are more fully described in the Offer to Purchase, including, among other things, receipt of the requisite number of consents to the proposed amendments to the indenture and the Company's receipt of proceeds from a new debt financing in an aggregate amount of at least $430 million on or prior to the Early Settlement Date.
If any Notes remain outstanding following the completion of the tender offer, the Company reserves the right, although it has no obligation, (i) to purchase from time to time some or all of such outstanding Notes through open-market purchases, privately negotiated transactions, tender offers, exchange offers, optional redemption transactions or otherwise, on such terms and at such prices as it may determine, or (ii) to redeem such outstanding Notes in accordance with the terms of the Notes and the indenture governing the Notes at the redemption prices set forth in such indenture.
The Company has retained Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC to serve as the dealer managers and solicitation agents, and RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc. to serve as co-managers, for the tender offer and the consent solicitation. Questions regarding the tender offer and the consent solicitation may be directed to Credit Suisse Securities (USA) LLC, Liability Management Group, at (800) 820-1653 (U.S. toll-free) and (212) 325-5912 (collect). Requests for documents may be directed to Global Bondholder Services Corporation, the information agent for the tender offer and the consent solicitation, at (866) 470-3800 (U.S. toll-free) and (212) 430-3774 (collect).
This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to the Notes or any other securities. The tender offer and consent solicitation is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and Consent, which set forth the complete terms of the tender offer and consent solicitation.

Forward-Looking Statements
Some of the statements made in this press release are forward-looking statements that reflect management's current views and expectations with respect to future events. These forward-looking statements are not a guarantee of future events and are subject to a number of risks and uncertainties, many of which are outside the Company's control, which could cause actual events to differ materially from those expressed or implied by the statements. These risks and uncertainties are based on a number of factors, including but not limited to: the current conditions in the public debt market, the current uncertainty in the global financial markets and the global economy, disruptions in the financial markets that could affect the Company's ability to complete the tender offer and consent solicitation, the Company's and tw telecom's substantial indebtedness and the restrictive covenants imposed by that indebtedness, as well as the business risks disclosed in tw telecom's SEC filings, especially the sections entitled "Risk Factors" in its Annual Report on Form 10-K for the year ended December 31, 2012 and in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. tw telecom undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About tw telecom
tw telecom, headquartered in Littleton, Colo., is a leading national provider of managed services, including Business Ethernet, converged and IP VPN solutions for enterprises throughout the U.S. and globally. tw telecom also delivers secure, scalable private connections for transport data networking, Internet access, voice, VPN, VoIP and security to large organizations and communications services companies. Employing a resilient fiber network infrastructure, robust product portfolio and its own Intelligent Network capabilities, tw telecom delivers customers overall economic value, an industry-leading quality service experience, and improved business productivity. Please visit www.twtelecom.com for more information
Investor Relations:     Media Relations:
Carole Curtin Bob Meldrum
303 542-4441 303-566-1354
carole.curtin@twtelecom.com bob.meldrum@twtelecom.com